UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

KiOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35213	51-0652233
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13001 Bay Park Road, Pasadena, Texas 77507

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (281) 694-8700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sale of Equity Securities.

As previously disclosed, on March 31, 2014, KiOR, Inc. (“KiOR”) and its wholly-owned subsidiary Kior Columbus, LLC, (“KiOR Columbus,” together, with KiOR, the “Company”) entered into a Senior Secured Promissory Note and Warrant Purchase Agreement (the “2014 Note Purchase Agreement”) with KFT Trust, Vinod Khosla, Trustee, (“KFT Trust” or the “2014 Note Purchaser”) and KFT Trust in its capacity as agent for the 2014 Note Purchaser.

The 2014 Note Purchase Agreement contemplates multiple tranches of financing of up to $25 million. The initial tranche closed on April 3, 2014 and consisted of the purchase by KFT Trust of $5.0 million of Senior Secured Notes (the “2014 Notes”) in exchange for a like amount of cash. The second tranche, which closed on May 22, 2014, consisted of the purchase by KFT Trust of $5.0 million of 2014 Notes in exchange for a like amount of cash. The aggregate amount of additional 2014 Notes that may be sold under the 2014 Note Purchase Agreement may not exceed $15 million.

At each closing, the Company is required to issue to each 2014 Note Purchaser a warrant (each, a “2014 Warrant”), which 2014 Warrant shall be exercisable for a number of shares of Class A Common Stock equal to a fraction (i) whose numerator is 10% of the principal amount of the 2014 Note issued to such 2014 Note Purchaser at such closing, and (ii) whose denominator is $0.573. The amount of shares of Class A Common Stock for which a 2014 Warrant is exercisable assumes it is not being exercised on a net issuance basis.

In connection with the second tranche closing, the Company issued to KFT Trust a 2014 Warrant to purchase an aggregate of 872,600 shares of Class A common stock of the Company at an exercise price of $0.573 per share, which was the consolidated closing bid price for the Company’s Class A common stock on March 31, 2014. The 2014 Warrant was issued as partial consideration for KFT Trust’s entry into the 2014 Note Purchase Agreement and will expire 7 years from the date of the grant. Each 2014 Warrant may be exercised by payment of the exercise price in cash or on a net issuance basis.

The terms of the 2014 Note Purchase Agreement and the 2014 Warrants issuable in connection with each sale of 2014 Notes, are described in further detail in the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 1, 2014, as amended on April 1, 2014, including Exhibits 99.1-99.5 thereto (collectively, the “Report”), which Report is incorporated by reference herein.

The Company issued the 2014 Warrant in reliance on the exemption from registration provided for under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company relied on the exemption from registration provided for under Section 4(2) of the Securities Act based in part on the representations made by the 2014 Note Purchaser, including the representations with respect to the 2014 Note Purchaser’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the investment intent of the 2014 Note Purchaser with respect to the 2014 Warrant and the underlying shares of Class A common stock.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	2014 Note, dated as of May 22, 2014 issued by the Company to KFT Trust

99.2	2014 Warrant, dated as of May 22, 2014 issued by the Company to KFT Trust

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KiOR, INC.

Date: May 22, 2014	By:	/s/ Christopher A. Artzer
Christopher A. Artzer
President, Interim Chief Financial Officer, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	2014 Note, dated as of May 22, 2014 issued by the Company to KFT Trust

99.2	2014 Warrant, dated as of May 22, 2014 issued by the Company to KFT Trust